UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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SUNSI ENERGIES INC.
(Name of Registrant as Specified In Its Charter)

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SUNSI ENERGIES INC.

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

NOTICE IS HEREBY GIVEN to inform the holders of record of shares of the common stock of SunSi Energies Inc. (“Company” or “SunSi”), that on September 20, 2011 our stockholders holding a majority of our voting shares have executed an Action by Written Consent of Shareholders approving the following actions:

1. To elect the following three (3) directors to hold office for a one year term and until each of their successors are elected and qualified:

Richard St. Julien
Kebir Ratnani
David Natan

The Board of Directors believes it would not be in the best interest of the Company and its stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with these actions. Based on the foregoing, our Board of Directors has determined not to call an Annual Meeting of Stockholders, and none will be held this year.

The accompanying information statement (this “Information Statement”), which describes the actions taken in more detail, and provides our stockholders with other important information, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Under the Nevada Revised Statutes, our Articles of Incorporation, as amended and our amended and Restated Bylaws, stockholder action may be taken by written consent without a meeting of stockholders. The written consent of a majority of the outstanding shares of our common stock is sufficient to approve the actions taken. Each share of our common stock is entitled to one vote in connection with the matters described above.

We are mailing the Information Statement on approximately September 23, 2011 to stockholders of record of the Company at the close of business on September 20, 2011 (the “Record Date”).  Pursuant to Rule 14c-2(b) promulgated under the Exchange Act, the actions taken by consent will not be effected until at least twenty (20) calendar days following the mailing of the accompanying Information Statement to our stockholders or on or about September 23, 2011.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY.

By Order of the Board of Directors,

By:	/s/ David Natan
David Natan
Chief Executive Officer

SUNSI ENERGIES INC.
45 Main Street, Suite 309
Brooklyn, New York 11201

INFORMATION STATEMENT

September 24, 2011
-------
SUNSI ENERGIES INC., a Nevada corporation (“Company”), is sending you this Information Statement and the accompanying Notice of Shareholder Action Taken by Written Consent solely for the purpose of informing you, as one of our stockholders, in the manner required under Regulation 14(c) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that the holders of a majority of the outstanding shares of our common stock, par value $0.001 per share (the “Common Stock”) have previously executed a Written Consent of Shareholders approving the election of the following three (3) directors to hold office for a one year term and until each of their successors are elected and qualified: Richard St. Julien, Kebir Ratnani and David Natan.

No vote or other action is requested or required on your part.

Record Date and Outstanding Shares

As of the Record Date, the Company’s issued and outstanding capital stock consisted of 29,959,628 shares of common stock, par value $0.001 per share (the “Common Stock”).

Consenting Stockholders

Our Amended and Restated Bylaws and the Nevada Revised Statutes provides that any action required to be taken at an annual or a special meeting of the stockholders of a Nevada corporation may be taken by written consent in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power as determined on the record date.

Holders of our Common Stock (“Consenting Stockholders”) executed the Written Consent of Shareholders representing over 54% of our Common Stock on the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

SHAREHOLDER PROPOSALS

Shareholders may present proper proposals for inclusion in the Company’s information statement and for consideration at the next annual meeting of its shareholders by submitting their proposals to the Company in a timely manner.  In order to be considered for inclusion for the 2012 Annual Meeting, shareholder proposals must be received by the Company no later than June 25, 2012.

ACTIONS TAKEN

ITEM 1.     ELECTION OF DIRECTORS

As of May 31, 2011, the Company's Board of Directors consisted of three (3) directors, and on September 20, 2011, the Consenting Stockholders approved the re-election of these three (3) directors to serve as directors of the Company to serve for a one year term or until his successor is duly qualified or elected.  The appointment will be effected on or after 20 days from the date this Information Statement is mailed to stockholders.

NOMINEES FOR ELECTION AS DIRECTORS

Below is information concerning the nominees for Director stating, among other things, their names, ages, positions, and offices held, and descriptions of their business experience.  The background, experiences, and strengths of each nominee contributes to the diversity of SunSi’s Board.  The ages of the Directors shown below are as of May 31, 2011.

David Natan, 58, Director since 2010.
Chief Executive and Financial Officer

Mr. Natan is a seasoned financial executive. Formerly a Big Four CPA with Deloitte Touche, he has more than thirty years of experience in areas of accounting, treasury, finance, corporate operations, and executive level management of both public and private companies. Mr. Natan’s career spanned a wide range of industries. He has previously served as CFO/Treasurer of four public companies and as CFO of three private companies. During his tenure as CFO, his public company was ranked as one of Forbes Magazine's “Top 50 Best Small Companies in America” for three consecutive years. He also served as a Director of a public company and as President of a public company subsidiary. Mr. Natan has participated in over fifteen merger and acquisition transactions. He has been instrumental in raising in excess of $500 million of debt and equity capital on favorable terms and from a variety of funding sources. Mr. Natan holds a B.A. in Economics from Boston University, where he was elected to the National Economics Honor Society. He also holds a Certified Public Accountant license (inactive) in the state of Florida.

Richard St. Julien, 42, Director since 2009
Vice President, Secretary & Chief Legal Officer
President of SunSi Energies Hong Kong Limited

Mr. St. Julien holds a Bachelor of Law from the University of Ottawa. Since 1992, he has been a practicing attorney in the areas of Commercial and International Law. Simultaneously, he has been involved in numerous business ventures as entrepreneur in Canada, in the United States as well as in other countries. Mr. St-Julien specializes in both International Business Law and Securities law in collaboration with strategic partners in Canada in the USA and in China. He possesses several years of experience in the public company environment, mostly in the USA, where he was involved in various listings, reorganizations, financings and acquisitions. Additionally, he acts as a consultant to corporations in their business ventures, including international financing. Finally, Mr. St-Julien has held positions in various public companies, such as secretary and member of the board of directors and officers.

Kébir Ratnani, 60, Director since 2009.

Mr. Ratnani possesses an encompassing 30-year experience in the natural gas, electricity, windmill, wastewater and water sectors. Over the course of his career, he has assumed different managerial and technical functions, academically endowed with a Diploma in Management & Marketing from the Institute of Gas Technology in Chicago, U.S.A, an M Sc. A. and a B.Sc. A. in Chemical Engineering from Laval University in Quebec, Canada. His high-caliber profile and track record are distinguished through his professional achievements. Mr. Ratnani’s proficiency in his fields of expertise led him to develop 13 inventions for which he now owns patents; all related to natural gas, petrochemical and environmental technologies. At the international level, he concluded numerous cooperation agreements with several governments, namely Algeria, Cameroon, Gabon, Kenya, Tunisia, Senegal, Libya, Gambia, UAE, Egypt, Lebanon, Syria, Saudi Arabia and Kuwait, Japan, Malaysia, Vietnam as well as Denmark, France, Spain, Slovakia, Germany, Hungary and Russia. He also negotiated project financing with organizations such as the World Bank, Asian Development Bank, and CIDA. In 1991, he directed the opening of the Natural Gas Technologies Centre, a research organization associated with Gaz Métropolitain, Gaz de France, Brooklyn Union Gas, and Osaka Gas. Subsequently, in 1997, he was appointed Vice-President of Hydro Quebec International. In this capacity, he was responsible for the Technology, Transfer and BOT (Build, Operate & Transfer) and Concession projects. More recently, in 2000, he joined SNCLavalin International, one of the leading engineering and construction groups in the world and a major player in the ownership of infrastructure and in the provision of operations and maintenance services, as Senior Vice- President. He is responsible for Water, Energy and Infrastructure Projects in Africa, the Middle East and Latin America

Director Qualifications

When recommending a person for new or continued membership on the Board, the Board considers each director’s individual qualifications in light of the overall mix of all of the directors’ attributes and the Company’s current and future needs. In its assessment of each nominee, the Board considers each director’s integrity, experience, reputation and independence. The Board considers each director’s ability to devote the time and effort necessary to fulfill his or her responsibilities to the Company and whether each director attends at least 75% of the aggregate of the total number of meetings held by the Board.

The Board considers current and previous leadership positions because it believes it will better enable a director to oversee management and ultimately better serve the Company’s shareholders. Knowledge of the Company’s business and the trichlorosilane industry, as well as doing business in China, are important qualities for directors. Because the Company’s business also requires continuous knowledge of government incentives, regulatory requirements and agencies, it is imperative for some directors to have legal or governmental expertise. If a person has served or currently serves in the public arena, integrity and reputation is also a matter of public record for the Company and its shareholders to rely upon. In light of its being public (including conducting business in different currencies), the Company must also have a high level of financial literacy and experience represented on its Board.

CORPORATE GOVERNANCE

FAMILY RELATIONSHIPS

There are no family relationships among the individuals comprising our board of directors, management and other key personnel.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

To the best of our knowledge, the Company, for the past five years, no director or officer of the Company has been involved in any of the following: (1) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

LEGAL PROCEEDINGS

As of the date of this Information Statement, there are no material proceedings to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16 of the Securities Exchange Act of 1934 requires SunSi’s executive officers, directors and persons who own more than 10% of a registered class of SunSi equity securities to file reports of ownership and changes in ownership. Based on a review of such forms, SunSi believes that during the last fiscal year all of its executive officers, directors and ten percent shareholders complied with the Section 16 reporting requirements:

DIRECTOR INDEPENDENCE

Presently, we are not required to comply with the director independence requirements of any securities exchange.  In determining whether our directors are independent, however, we intend to comply with the rules of NASDAQ.  The board of directors also will consult with counsel to ensure that the board of director’s determinations is consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors, including those adopted under the Sarbanes-Oxley Act of 2002 with respect to the independence of audit committee members.

Currently our director Kebir Ratnani satisfies the “independent director” requirements of NASDAQ, however we do not meet its requirement which requires that a majority of a company’s directors be independent.

Nominating and Compensation Committees

As of May 31, 2011, the Board of Directors did not have a standing nominating committee, compensation committee or any committees performing similar functions. As of May 31, 2011, there were three Directors serving on the Board, therefore it was the view of the Board that all Directors should participate in the process for the nomination and review of potential Director candidates and for the review of the Company's executive pay practices. It was the view of the Board that the participation of all Directors in the duties of nominating and compensation committees ensures not only as comprehensive as possible a review of Director candidates and executive compensation, but also that the views of independent, employee, and shareholder Directors are considered.

However, on September 20, 2011, the Board authorized the creation of Nominating, Compensation and Governance Committee and approved a charter for same. The Board expects to appoint members to this committee shortly.

The Board does not have any formal policy regarding the consideration of director candidates recommended by shareholders; any recommendation would be considered on an individual basis. The Board believes this is appropriate due to the lack of such recommendations made in the past, and its ability to consider the establishment of such a policy in the event of an increase of such recommendations. The Board welcomes properly submitted recommendations from shareholders and would evaluate shareholder nominees in the same manner that it evaluates a candidate recommended by other means. Shareholders may submit candidate recommendations by mail to SUNSI ENERGIES INC., 45 Main Street, Suite 309, Brooklyn, New York 11201. With respect to the evaluation of director nominee candidates, the Board has no formal requirements or minimum standards for the individuals that it nominates. Rather, the Board considers each candidate on his or her own merits. However, in evaluating candidates, there are a number of factors that the Board generally views as relevant and is likely to consider, including the candidate’s professional experience, his or her understanding of the business issues affecting the Company, his or her experience in facing issues generally of the level of sophistication that the Company faces, and his or her integrity and reputation. With respect to the identification of nominee candidates, the Board has not developed a formalized process. Instead, its members and the Company’s senior management have recommended candidates whom they are aware of personally or by reputation.

Board Meetings and Annual Meeting Attendance

The Board of Directors held no meetings and acted 5 times by unanimous written consent in lieu of a meeting during the fiscal year ended May 31, 2011.

The Company did not hold an Annual Shareholder Meeting for the fiscal year ended May 31, 2010.

Audit Committee

As of May 31, 2011, the Company did not have an Audit Committee and the Board of Directors served this function. We believe this was appropriate and cost efficient for a company of our size.

However, on September 20, 2011, the Board authorized the creation of an Audit Committee and approved a charter for same. The Board expects to appoint members to this committee shortly.

DETAIL OF FEES PAID TO AUDITORS:

SunSi engaged the firm of Child, Van Wagoner & Bradshaw, PLLC as its independent auditors for the fiscal years ended May 31, 2010 and 2011. Below are their fees for such periods:

a. Audit Fees:  Aggregate fees billed for professional services rendered for the audit of our annual financial statements for the periods ended May 31, 2011 and 2010, were approximately $60,000 and $10,000 respectively.

b. Audit-Related Fees:  Fees billed for audit-related services were $88,207 and $12,000 for the periods ended May 31, 2011 and 2010.

c. Tax Fees.  Fees billed for tax services were $1,000 and $1,800 for the periods ended May 31, 2011 and 2010, respectively.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Company’s Board of Directors who acts as the Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company’s independent accounting firms. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of services contemplated and the related fees, to be rendered by these firms during the year. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee.

Pursuant to the Sarbanes-Oxley Act of 2002, 100% of the auditor fees and services provided as noted above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

CODE OF ETHICS

On September 20, 2011, the Company adopted a code of ethics that is applicable to our directors and officers, and can be found on our website at wee.sunsienergies.com.

KEY EMPLOYEES

Yifeng Song, VP Global Development
Mr. Song joins SunSi Energies endowed with a strong background that combines both business management and technology experience. While working as an international consultant, he has collaborated with some of the world’s leading organizations in defining their enterprise strategy and operational plans, as well as implementing large transformational projects. Supported by his Bachelor in Electrical Engineering from the University of British Colombia, Yifeng pursued his interest in the alternative energy sector by thoroughly exploring it from a research and a business standpoint. His particular expertise lies in energy-efficient and green technologies. Born in Tianjin, China, Yifeng has gained significant experience in the past few years through his work in Europe, North America and Asia. His international experience and entrepreneurial spirit will play a key role in the success of SunSi Energies. Yifeng is fluent in English, French and Mandarin.

Changming Chen, Head Representative of SunSi in China
Mr. Chen has been the Chief Representative of China of SunSi Energies Hong Kong Limited since April 29th 2010 and brings over 38 years of experience in foreign investment and trade administration in China. He has previously held various key positions within the Chinese government of Shandong, including being specifically responsible for overseeing foreign investments and projects in the Zibo region of the Shandong Province. Mr. Chen obtained his Bachelor of Science from Shandong University and has also attended the University of Southern California. He has held the position of Vice Director of the Zibo National New & Hi-Tech Industrial Development Zone over ten years, where he was responsible for approving and managing foreign investment projects. Additionally, Mr. Chen worked in the banking sector as the General Manager of the Zibo branch of Bank of China. Before joining SunSi, Mr. Chen held the position of Economic Development Representative of Zibo in Australia.

EXECUTIVE OFFICER COMPENSATION

The following table sets forth the compensation of our Executive Officers for the fiscal years ending on May 31, 2010 and 2011.

Name and Principal Position	Year ended May 31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

David Natan	2010	20,000							20,000
CEO and CFO	2011	60,000		20,000					80,000

Richard St. Julien	2010	0							0
VP and Secretary	2011	0							0

Yifeng Song	2010	60,000							60,000
VP Global Development	2011	60,000							60,000

Changming Chen	2010	60,000							60,000
Head China Representative	2011	60,000							60,000

DIRECTOR COMPENSATION

The following table sets forth the compensation of our directors for the fiscal year ending on March 31, 2011 and for the period from October 1, 2009 (Inception) to March 31, 2010, respectively (if not addressed in the Executive Officer Compensation table above).

Name	Year Ended May 31	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

David Natan	2010	-			-		-	0
	2011	-			-		-	0

Richard St. Julien	2010	-			-		-	0
	2011	-			-		-	0

Kebir Ratnani	2010	-			-		-	0
	2011	-	20,000		-		-	20,000

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

As of May 31, 2011, the Company has no outstanding equity awards.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal years ended May 31, 2010 and 2011, the Company had no related party transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the current common stock ownership of (i) each person known by the Company to be the beneficial owner of five percent (5%) or more of the Company's common based upon approximately 29,959,628 shares outstanding as of September 20, 2011, (ii) each officer and director of the Company individually, and (iii) all officers and directors of the Company as a group. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and/or warrants held by that person that are currently exercisable, as appropriate, or will become exercisable within sixty (60) days of the reporting date are deemed outstanding, even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares of common stock shown, and all ownership is of record and beneficial. The address of each owner is in care of the Company.

TITLE OF CLASS	NUMBER OF SHARES	NOTE	PERCENT OF CLASS	NAME OF BENEFICIAL OWNER

Common	6,003,200	(1) (2)	20.0%	Richard St. Julien, VP and Director
Common	4,725,424		15.8%	Vivitar Financial
Common	2,924,194		9.8%	Liu Dongqiang
Common	2,012,231	(2)	6.7%	David Natan, CEO, CFO and Director
Common	10,000	(2)	*	Kebir Ratnani, Director
* less than 1%

(1)           Richard St. Julien owns his share via a company controlled by him in the name of Endeavour Enterprises LLC LTDA.
(2)           All officers and directors as a group (3 persons) amount to approximately 26.8%.

COMMUNICATIONS BETWEEN SHAREHOLDERS AND THE BOARD OF DIRECTORS

The Board of Directors of the Company has not adopted a formal procedure that shareholders must follow to send communications to it. The Board of Directors does receive communications from shareholders, from time to time, and addresses those communications as appropriate. Shareholders can send communication to the Board of Directors in writing, to SUNSI ENERGIES INC., 45 Main Street, Suite 309, Brooklyn, New York 11201, Attention: Board of Directors.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the year ended May 31, 2011, as filed with the SEC, is available upon written request and without charge to shareholders by writing to the Company c/o Secretary, 45 Main Street, Suite 309, Brooklyn, New York 11201.

In certain cases, only one Annual Report and Information Statement may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders at that address. The Company will undertake to deliver promptly upon written or oral request a separate copy of the Annual Report or Information Statement, as applicable, to a stockholder at a shared address to which a single copy of such documents was delivered. Such request should also be directed to Secretary, at the address indicated in the previous paragraph. In addition, shareholders sharing an address can request delivery of a single copy of Annual Reports, Proxy Statements, or Information Statements if they are receiving multiple copies of Annual Reports, Proxy Statements, or Information Statements by directing such request to the same mailing address.

OTHER MATTERS

No other matters will be effected pursuant to the Written Consent.

By Order of the Board of Directors

David Natan
Chief Executive Officer